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  MORGAN STANLEY SELECT DIMENSIONS INVESTMENT SERIES - MID CAP GROWTH PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         JANUARY 1, 2010 - JUNE 30, 2010

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
                                                           AMOUNT OF    % OF    % OF
                PURCHASE/   SIZE   OFFERING    TOTAL         SHARES   OFFERING  FUNDS
   SECURITY       TRADE      OF    PRICE OF  AMOUNT OF     PURCHASED PURCHASED  TOTAL                 PURCHASED
   PURCHASED      DATE    OFFERING  SHARES    OFFERING      BY FUND   BY FUND  ASSETS     BROKERS       FROM
--------------- --------- -------- -------- -------------- --------- --------- ------ --------------- ---------
   Ironwood      02/02/10    --    $11.250  $16,666,667.00   12,673    0.07%    0.50%   J.P. Morgan,  JP Morgan
Pharmaceuticals                                                                       Morgan Stanley,
     Inc.                                                                              Credit Suisse,
                                                                                        BofA Merrill
                                                                                      Lynch, Wedbush,
                                                                                        PacGrow Life
                                                                                          Sciences
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